Exhibit 10.38

COGNOVIT PROMISSORY NOTE OF
JOHN D. OIL AND GAS COMPANY

$600,000	April 7, 2009

For value received, the undersigned, promises to pay to the order of Great Plains Exploration, LLC (“Maker”) the principal sum of six hundred thousand dollars ($600,000.00) with interest payable at the rate of 8.0% per year.  Principal is payable in the amount of one hundred thousand dollars ($100,000.00) per month plus accrued but unpaid interest on the twenty-fifth date of each month beginning on May 25, 2009.  This Note replaces a $600,000 cognovit promissory note issued by Maker to John D. Oil and Gas Company on February 13, 2009, which note is hereby cancelled.

The indebtedness evidenced hereby may be prepaid in whole or in part at any time without penalty or notice.

Notwithstanding anything to the contrary which may be provided for, or implied by, the other terms of this Note, the entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder, shall be due and payable in full on demand if the maker is more than thirty (30) days in arrears under this Note.

The Maker waives demand presentment for payment, protest, notice of protest and of non-payment, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly consents to any extension of time of payment hereof, or any other indulgence of forbearance, any of which may be made without notice to any party and without in any way affecting the personal liability of any party.

The undersigned authorize any attorney-at-law to appear in any court of record in Lake County, Ohio after the indebtedness evidenced hereby becomes due in accordance with the terms hereof, whether by acceleration or otherwise, and to thereupon waive the issuing and service of process, waive presentment, demand, notice of dishonor, protest and notice of non-payment, and to confess judgment against the undersigned Makers, in favor of the holder hereof for the amount then appearing due together with the costs of this suit, and thereupon to waive all errors and all rights of appeal and stays of execution.

WARNING: BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

JOHN D. OIL AND GAS COMPANY

By: /s/ Gregory J. Osborne Gregory J. Osborne, President and Chief Operating Officer